UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 3,  2020

LAKE SHORE BANCORP, inc.

(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LSBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President of Retail, Sales and Marketing

On August 3, 2020, Lake Shore Bancorp, Inc. (the “Company”), the holding company of Lake Shore Savings Bank announced the appointment of Susan C. Ballard as Executive Vice President of Retail, Sales and Marketing, effective August 1, 2020 (the “Effective Date”). Ms. Ballard has been a member of the Company’s Board of Directors since 2012 and most recently served on its Loan, Compensation and Nominating and Governance Committees, and as the current Chairperson of the Compensation Committee. Ms. Ballard resigned her position on the Board and related committees, effective July 31, 2020. Ms. Ballard was formerly the Branch Director for Hunt Real Estate ER.

Following the Effective Date, Ms. Ballard will no longer receive compensation that is provided to non-employee directors with respect to her service on the Board.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01Financial Statements and Exhibits.

(d)   Exhibits

99.1    Press release of Lake Shore Savings Bank dated August 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, inc.
By:	/s/ Daniel P. Reininga
Name:	Daniel P. Reininga
Title:	President and Chief Executive Officer

Date: August 3,  2020